Exhibit 99.01
Cadence Reports Second Quarter 2024 Financial Results
Second Quarter Backlog of $6.0 Billion
Updating 2024 Revenue Outlook to 13% YoY Growth
SAN JOSE, Calif. — July 22, 2024 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the second quarter of 2024.
Second Quarter 2024 Financial Results
•Revenue of $1.061 billion, compared to revenue of $977 million in Q2 2023
•GAAP operating margin of 28%, compared to 31% in Q2 2023
•Non-GAAP operating margin of 40%, compared to 42% in Q2 2023
•GAAP diluted net income per share of $0.84, compared to $0.81 in Q2 2023
•Non-GAAP diluted net income per share of $1.28, compared to $1.22 in Q2 2023
•Quarter-end backlog was $6.0 billion and current remaining performance obligations ("cRPO"), contract revenue expected to be recognized as revenue in the next 12 months, was $3.1 billion.

“Cadence delivered strong results for the second quarter of 2024, with robust demand for our cutting-edge technologies from AI, hyperscale, and automotive customers,” said Anirudh Devgan, president and chief executive officer. “I'm pleased with the strong momentum of our Cadence.AI portfolio and our next generation Z3 / X3 hardware systems, and am excited about the growing demand for our industry leading products from an expanding foundry ecosystem.”

“I am pleased with our strong Q2 results. We exceeded our outlook on all key financial metrics, closing Q2 with backlog of approximately $6 billion,” said John Wall, senior vice president and chief financial officer. “A good finish to the first half of the year, combined with ongoing demand for our solutions, sets us up for strong growth in the second half of 2024.”

CFO Commentary
Commentary on the second quarter of 2024 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2024, the company expects:
•Revenue in the range of $4.60 billion to $4.66 billion
•GAAP operating margin in the range of 29.7% to 31.3%
•Non-GAAP operating margin in the range of 41.7% to 43.3%
•GAAP diluted net income per share in the range of $3.82 to $4.02
•Non-GAAP diluted net income per share in the range of $5.77 to $5.97
For the third quarter of 2024, the company expects:
•Revenue in the range of $1.165 billion to $1.195 billion
•GAAP operating margin in the range of 27.7% to 29.3%
•Non-GAAP operating margin in the range of 40.7% to 42.3%
•GAAP diluted net income per share in the range of $0.83 to $0.93
•Non-GAAP diluted net income per share in the range of $1.39 to $1.49

The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.
Business Highlights
•Cadence.AI portfolio continues to gain momentum, offering unparalleled chip-to-systems design capabilities that empower our customers to achieve exceptional quality of results and productivity benefits
•IP business continued its strong momentum with AI, 3D-IC and HPC applications fueling demand for our IP titles at the most advanced nodes
•Major long-term development partner broadly deployed Palladium Z3 to deliver to its next generation AI product roadmap, further solidifying Cadence’s leadership in verification
•Closed BETA CAE acquisition and we now offer a comprehensive multiphysics platform covering electromagnetics, electrothermal, CFD and structural analysis solutions

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2024 financial results audio webcast today, July 22, 2024, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 22, 2024 at 5 p.m. (Pacific) and ending September 16, 2024 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For 10 years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2024 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, financial condition, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions, and rising tensions and conflicts around the world such as in the Middle East and with respect to Taiwan; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates, Cadence’s upcoming debt maturities and Cadence’s ability to access capital and debt markets; (vii) Cadence’s acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (ix) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (x) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject; and (xi) Cadence’s ability to successfully meet corporate governance, environmental and social targets and strategies. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	June 30, 2024	June 30, 2023
	(unaudited)
GAAP operating margin as a percent of total revenue	28%	31%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses	0%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	40%	42%

Net Income Reconciliation	Three Months Ended
	June 30, 2024	June 30, 2023
(in thousands)	(unaudited)
Net income on a GAAP basis	$229,520	$221,120
Stock-based compensation expense	87,569	76,608
Amortization of acquired intangibles	20,155	14,920
Acquisition and integration-related costs	20,715	13,946
Restructuring	(33)	—
Non-qualified deferred compensation expenses	1,697	3,155
Special charges	1,233	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(27,048)	(2,508)
Income tax effect of non-GAAP adjustments	16,890	6,509
Net income on a non-GAAP basis	$350,698	$333,750

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	June 30, 2024	June 30, 2023
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.84	$0.81
Stock-based compensation expense	0.32	0.28
Amortization of acquired intangibles	0.07	0.06
Acquisition and integration-related costs	0.08	0.05
Restructuring	—	—
Non-qualified deferred compensation expenses	0.01	0.01
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.10)	(0.01)
Income tax effect of non-GAAP adjustments	0.06	0.02
Diluted net income per share on a non-GAAP basis	$1.28	$1.22
Shares used in calculation of diluted net income per share	273,520	272,996

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.
For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 30, 2024 and December 31, 2023
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$1,058,955	$1,008,152
Receivables, net	564,851	489,224
Inventories	171,508	181,661
Prepaid expenses and other	401,074	297,180
Total current assets	2,196,388	1,976,217
Property, plant and equipment, net	449,422	403,213
Goodwill	2,417,747	1,535,845
Acquired intangibles, net	664,038	336,843
Deferred taxes	892,963	880,001
Other assets	605,183	537,372
Total assets	$7,225,741	$5,669,491
Current liabilities:
Current portion of long-term debt	$349,732	$349,285
Accounts payable and accrued liabilities	505,392	576,558
Current portion of deferred revenue	678,598	665,024
Total current liabilities	1,533,722	1,590,867
Long-term liabilities:
Long-term portion of deferred revenue	88,823	98,931
Long-term debt	998,935	299,771
Other long-term liabilities	343,369	275,651
Total long-term liabilities	1,431,127	674,353
Stockholders’ equity	4,260,892	3,404,271
Total liabilities and stockholders’ equity	$7,225,741	$5,669,491

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 30, 2024 and June 30, 2023
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue:
Product and maintenance	$960,457	$922,790	$1,873,842	$1,886,532
Services	100,224	53,789	195,942	111,737
Total revenue	1,060,681	976,579	2,069,784	1,998,269
Costs and expenses:
Cost of product and maintenance	94,363	74,218	169,758	174,456
Cost of services	44,907	22,640	94,709	46,874
Marketing and sales	186,725	167,070	367,314	333,736
Research and development	370,740	354,416	749,698	704,711
General and administrative	63,436	54,605	132,152	108,132
Amortization of acquired intangibles	6,667	4,302	12,074	8,569
Restructuring	(33)	—	247	—
Total costs and expenses	766,805	677,251	1,525,952	1,376,478
Income from operations	293,876	299,328	543,832	621,791
Interest expense	(12,905)	(8,877)	(21,597)	(18,137)
Other income, net	34,739	7,973	103,518	16,257
Income before provision for income taxes	315,710	298,424	625,753	619,911
Provision for income taxes	86,190	77,304	148,590	156,987
Net income	$229,520	$221,120	$477,163	$462,924
Net income per share - basic	$0.85	$0.82	$1.77	$1.72
Net income per share - diluted	$0.84	$0.81	$1.74	$1.70
Weighted average common shares outstanding - basic	270,912	269,714	270,259	269,607
Weighted average common shares outstanding - diluted	273,520	272,996	273,532	273,078

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2024 and June 30, 2023
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash and cash equivalents at beginning of period	$1,008,152	$882,325
Cash flows from operating activities:
Net income	477,163	462,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,202	70,432
Amortization of debt discount and fees	684	626
Stock-based compensation	175,698	150,896
(Gain) loss on investments, net	(80,599)	554
Deferred income taxes	(9,506)	(20,171)
Provisions for losses on receivables	614	720
ROU asset amortization and change in operating lease liabilities	(1,410)	(3,543)
Other non-cash items	212	1,834
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(49,384)	41,208
Inventories	(15,978)	(16,981)
Prepaid expenses and other	(39,868)	50,793
Other assets	(38,967)	(31,838)
Accounts payable and accrued liabilities	(93,078)	(37,049)
Deferred revenue	(18,599)	1,269
Other long-term liabilities	15,013	9,497
Net cash provided by operating activities	409,197	681,171
Cash flows from investing activities:
Purchases of investments	(2,095)	(29,212)
Proceeds from the sale and maturity of investments	43,864	1,505
Purchases of property, plant and equipment	(78,800)	(46,655)
Cash paid in business combinations, net of cash acquired	(720,821)	(55,379)
Net cash used for investing activities	(757,852)	(129,741)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,000
Payments on revolving credit facility	—	(150,000)
Proceeds from term loan	700,000	—
Payment of debt issuance costs	(944)	—
Proceeds from issuance of common stock	133,272	77,502
Stock received for payment of employee taxes on vesting of restricted stock	(166,903)	(78,988)
Payments for repurchases of common stock	(250,010)	(450,119)
Net cash provided by (used for) financing activities	415,415	(551,605)
Effect of exchange rate changes on cash and cash equivalents	(15,957)	(8,225)
Increase (decrease) in cash and cash equivalents	50,803	(8,400)
Cash and cash equivalents at end of period	$1,058,955	$873,925

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2023					2024
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	44%	41%	43%	44%	43%	46%	49%
China	17%	18%	17%	15%	17%	12%	12%
Other Asia	18%	18%	19%	19%	19%	20%	19%
Europe, Middle East and Africa	15%	17%	15%	16%	16%	17%	14%
Japan	6%	6%	6%	6%	5%	5%	6%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2023					2024
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Custom IC Design and Simulation	20%	22%	22%	22%	22%	22%	21%
Digital IC Design and Signoff	25%	27%	28%	29%	27%	29%	27%
Functional Verification, including Emulation and Prototyping Hardware	32%	27%	26%	24%	27%	25%	25%
IP	11%	11%	11%	13%	12%	12%	13%
System Design and Analysis	12%	13%	13%	12%	12%	12%	14%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 22, 2024
(Unaudited)

	Three Months Ending September 30, 2024	Year Ending December 31, 2024
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	27.7% - 29.3%	29.7% - 31.3%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	2%
Non-qualified deferred compensation expenses	0%	0%
Non-GAAP operating margin as a percent of total revenue†	40.7% - 42.3%	41.7% - 43.3%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 22, 2024
(Unaudited)

	Three Months Ending September 30, 2024	Year Ending December 31, 2024
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.83 to $0.93	$3.82 to $4.02
Stock-based compensation expense	0.38	1.43
Amortization of acquired intangibles	0.10	0.33
Acquisition and integration-related costs	0.10	0.34
Non-qualified deferred compensation expenses	—	0.02
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.32)
Income tax effect of non-GAAP adjustments	(0.02)	0.15
Diluted net income per share on a non-GAAP basis†	$1.39 to $1.49	$5.77 to $5.97

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 22, 2024
(Unaudited)

	Three Months Ending September 30, 2024	Year Ending December 31, 2024
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$228 to $256	$1,049 to $1,103
Stock-based compensation expense	106	391
Amortization of acquired intangibles	26	90
Acquisition and integration-related costs	27	93
Non-qualified deferred compensation expenses	—	6
Special charges	—	1
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(87)
Income tax effect of non-GAAP adjustments	(5)	41
Net income on a non-GAAP basis†	$382 to $410	$1,584 to $1,638

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.